PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement ("Agreement") is made and entered into as of this 29th day of June, 2012 (the "Effective Date") by and between Camden National Bank, a national banking association, organized under the laws of the United States, with its principal office located in Camden, Maine ("Seller") and The First, N.A., a national banking association, organized under the laws of the United States, with its principal office located in Damariscotta, Maine ("Purchaser").
In consideration of the mutual covenants and promises hereinafter set forth, Seller and Purchaser agree as follows:
1.      PREMISES.  Seller agrees to sell and Purchaser agrees to purchase, on the terms and conditions contained in this Agreement, the land, building and improvements located at 145 Exchange Street, Penobscot County, Bangor, Maine, and all improvements thereon and all rights and easements appurtenant thereto (together, the "Premises").  The land comprising the Premises is described on Exhibit A attached hereto.  Included in this sale are the fixtures and personal property listed on Exhibit B attached hereto and Seller's tenant interest in a certain Lease dated September 20, 2004, by and between the City of Bangor and UnitedKingfield Bank, Seller's predecessor in interest, a copy of which is attached hereto as Exhibit C (the "Parking Lease").  The Parking Lease requires the City of Bangor's consent to assignment; Seller shall use good faith efforts to obtain such consent prior to Closing (as defined below).
2.      PURCHASE PRICE.  Subject to any adjustments and prorations hereinafter described, the purchase price for the Premises shall be Two Million Two Hundred Thirty Five Thousand U.S. Dollars ($2,235,000.00), to be paid by immediately-available funds at the Closing.
3.      TITLE.  Seller shall convey the Premises at the Closing in fee simple with good and marketable title, free and clear of all liens and encumbrances, excepting permitted encumbrances (any encumbrance not objected to by Purchaser) and those encumbrances that do not materially interfere with the current use of the Premises.  Purchaser shall have 30 days from the date of this Agreement in which to give Seller written notice of any alleged title defects in the

 Premises arising on or before the date of this Agreement.  In the event that Seller is unable to or elects not to cure any such title defects within thirty (30) days after written notice from Purchaser, then this Agreement shall be terminated and neither party shall have any further obligation hereunder unless Purchaser elects to proceed to Closing by waiving its objection.  In the event Purchaser does not notify Seller of any title defects within said 30 days, then Purchaser shall be deemed to waive any objection thereto, it being agreed that any mortgages affecting the Premises shall be discharged at or before the Closing.  Purchaser shall have until the Closing to notify Seller of any title defects arising after the date of this Agreement, and in the event that Seller is unable to cure any such title defects within thirty (30) days after written notice from Purchaser, despite Seller's good faith effort to do so, then this Agreement shall be terminated and neither party shall have any further obligation hereunder unless Purchaser elects to proceed to Closing by waiving its objection. Seller may, at the time of delivery of the deed, use the purchase proceeds or any portion thereof to clear the title of liens, provided that all instruments so procured are delivered simultaneously with the delivery of the deed.
4.      INSPECTIONS.  Purchaser or its agents or contractors may enter onto the Premises during Seller's business hours (or after business hours in connection with customer areas) until the Closing in order to conduct inspections, surveys, and such other investigations of the Premises as Purchaser elects with Seller's consent, such consent not to be reasonable withheld.  Following the exercise of any of Purchaser's inspection rights hereunder, Purchaser promptly shall restore any portion of the Premises disturbed to the extent reasonably practicable to its condition prior to disturbance.  Purchaser shall provide to Seller telephonic or e-mail notice of such inspections at least twenty-four (24) hours prior to entry on the Premises, and Purchaser and its agents and contractors shall conduct such inspections and investigations without material disruption to Seller's business.  Purchaser shall indemnify and hold Seller harmless for all claims, damages, causes of action, judgments, penalties, fines, costs and expenses, including without limitation attorneys', paralegals' and expert witnesses' fees and court costs, incurred by Seller in connection with the exercise by Purchaser or its employees, agents, or contractors, of the investigation and inspection rights contained in this paragraph.
Purchaser acknowledges and agrees that Purchaser is entering into this Agreement and shall perform all of its obligations hereunder and consummate the transaction contemplated by this Agreement solely in reliance on and as a result of Purchaser's own inspections and investigations and that Seller has made no representation or warranty with respect to the Premises.  Purchaser acknowledges that this paragraph was a negotiated part of this Agreement and serves as an essential component of consideration for the same.
5.      CLOSING; DEED.  The "Closing" shall take place simultaneous with, and at the same location as, the closing of the transactions contemplated in a Purchase and Assumption Agreement or near or even date by and between Seller and Purchaser with respect to the transfer of certain banking operations in the State of Maine from Seller to Purchaser (the "PAA").  It shall be a condition of Purchaser's obligation to close under this Agreement that all conditions to the closing of the PAA shall have been met or waived such that the closing of the transactions contemplated in the PAA may occur simultaneously with the Closing..  At the Closing, Seller shall execute and deliver to Purchaser, or Purchaser's nominee, against payment of the purchase price, a Quitclaim Deed with Covenant for the Premises in accordance with the Short Form Deeds Act, 33 M.R.S.A. 761 et seq. (the "Deed").   Seller also shall execute and deliver to Purchaser at the Closing the following: (i) a customary and reasonable title insurance Seller's Affidavit regarding persons in possession and mechanics' liens; (ii) a 1099-S data form; (iii) a FIRPTA affidavit; (iv) Form REW-3; (v) Form W-9; (vi) an underground storage tank affidavit to comply with 38 M.R.S.A. § 563(6); (vii) evidence of Seller's existence and authority to satisfy the customary seller authority requirements for issuance of an owner's title insurance policy; (viii) a real estate transfer tax declaration of value form; (ix) a commercially reasonable assignment of the Leases and the Parking Lease; (x) the Lease Back; and (xi) a settlement statement.
6.      ADJUSTMENTS, PRORATIONS AND CLOSING COSTS.
(a)      Real estate taxes and municipal assessments shall be prorated as of the Closing on the basis of the latest available tax bill.
(b)      The Maine real estate transfer tax shall be paid equally by Seller and Purchaser in accordance with 36 M.R.S.A. Section 4641-A.
(c)      The recording fee for the deed of conveyance and any expenses related to any

(d)       financing for Purchaser in connection with the purchase of the Premises shall be paid by Purchaser.
(e)      A portion of the purchase price shall be withheld at the Closing by Purchaser if required by 36 M.R.S.A. § 5250-A.
(f)      Utilities serving the Premises shall be paid in full as of the Closing, except for any utilities paid directly by Tenants.
(g)      Rents and additional rents due or paid under the Leases and the Parking Lease to be paid for the month of the Closing shall be prorated as of the Closing, together with an accounting of any security deposits under the Leases and the Parking Lease.
7.      POSSESSION; LEASE BACK.  Seller shall deliver possession of the Premises to Purchaser at the Closing, free of all leases, tenancies or occupancies by any person, except for leases with the following tenants: Professional Information Networks, Wagner Forest Management, Russell & Silver, P.A., and Tidewater Telecommunications (the "Tenants"), copies of such leases being attached hereto as Exhibit D (the "Leases").  Seller shall use good faith efforts to obtain estoppel certificates from each tenant under the Leases within 45 days of the date of this Agreement, such estoppel certificates to be in the form attached hereto as Exhibit E.  Seller covenants and agrees that it shall not modify any of the Leases, or enter into any new leases with respect to the Premises, prior to the Closing without the consent of Purchaser which consent shall not be unreasonably withheld, conditioned or delayed.
At the Closing, Seller and Purchaser shall enter into a lease (the "Lease Back") for the space depicted on Exhibit F attached: "CNB Space A" (2,619 square feet which includes computer room and training area on the first floor of the building on the Premises) and "CNB Space B" (6,018 square feet which includes the remainder of the first floor of the building on the Premises, excluding lobby space and boiler room) and "CNB Space C" (3,768 square feet on the second floor of the building on the Premises) and related power supplies, wiring and equipment located elsewhere in the building hereto on the terms and conditions below and such other commercially reasonable terms and conditions:
(a)      The term of the lease for CNB Space A shall be one year, and Seller shall have the right to terminate the lease on thirty (30) days prior written notice to Purchaser;

(b)      Seller shall have the option to renew the lease for CNB Space A for an additional six-month term;
(c)      The term of the lease for CNB Space B and CNB Space C shall be 60 days;
(d)      The lease for CNB Space B and for CNB Space C is non-renewable;
(e)      For all Spaces, Seller shall pay rent of $1.00 per square foot per month, and rent shall be paid in monthly installments, payable in advance on the first day of each month during the continuance of the term of this Lease ;
(f)      Seller shall not be obligated to reimburse Purchaser for any utilities consumed by Seller or supplied to the leased premises or for any costs of ownership, management, operation, maintenance or repair of the Premises;
(g)      Seller shall have access to the leased premises at any time.
(h)      Purchaser acknowledges that Seller is using the computer room equipment and connectivity in CNB Space A as a significant part of its ongoing banking operations. Due to the significance of the computer connectivity infrastructure within the building that connects the computer room to the Seller's computer network, Purchaser agrees to coordinate with Seller through a mutually agreeable process all construction work, electrical wiring, computer wiring, telephone wiring and HVAC changes within the entire building prior to making said changes.
(i)      Purchaser agrees that Purchaser's access to the leased space will be limited to mutually agreeable times when the Seller's representatives are onsite.
(j)      Seller shall maintain the leased premises in the same condition as of Closing;
(k)      No security deposit shall be paid under the lease; and
(l)      Upon vacating the leased premises Seller shall remove all of Seller's personal property from the leased premises.  Property to be removed shall include all computers, racks, uninterruptable power supplies, telephone equipment and servers, and network connectivity devices, some of which may be located outside the computer room but are part of the Sellers network infrastructure. Seller and Purchaser agree to coordinate all such removal to ensure a smooth exit process.
The parties shall use good faith efforts to agree to the form of the Lease Back within 45 days of the date of this Agreement.

8.      RISK OF LOSS, DAMAGE, DESTRUCTION. All risk of loss to the Premises prior to the Closing shall be on Seller.  In the event that the Premises is damaged by fire or other casualty prior to Closing, Purchaser may either (i) terminate this Agreement by written notice to Seller and thereupon the Deposit shall be refunded to Purchaser or (ii) proceed to purchase the Premises according to this Agreement without a reduction in the purchase price, whereupon Seller shall deliver and assign to Purchaser at Closing all insurance proceeds collected and all rights to collect insurance proceeds payable as a result of the damage to the Premises.
9.      DEFAULT; REMEDIES.  In the event that Purchaser fails to close hereunder for a reason other than the default of Seller, Seller may terminate this Agreement by written notice to Purchaser and pursue all legal and equitable remedies for Purchaser's breach.  In the event that Seller breaches this Agreement for a reason other than the default of Purchaser, Purchaser shall be entitled to either (i) terminate this Agreement by written notice to the Seller, or (ii) pursue the remedy of specific performance.  In the event of litigation regarding breach of this Agreement by either party, the party who obtains a final, un-appealable judgment substantially in its favor shall be entitled to collect its reasonable attorneys' and paralegals' fees and court costs from the other party.
10.      BROKERAGE.  Seller and Purchaser each represent to the other that they have not dealt or had contact with any broker in connection with this transaction, except for the fees and commissions of Endicott Financial Advisors, L.L.C., for which Seller shall be solely liable.
11.      REPRESENTATIONS AND WARRANTIES.  Seller represents and warrants to Purchaser that the following are true as of the date of this Agreement and will be true as of the Closing:
(a)      Seller has no actual knowledge of the existence of any material violations of laws or regulations affecting the Premises.  Seller has not received any notice from any federal, state or local governmental authority or representative thereof claiming or inquiring into the existence of any.
(b)      There is no action, suit, legal proceeding or other proceeding pending or threatened to Seller's actual knowledge against Seller regarding any portion of the Premises in any court or before any arbitrator of any kind or before any governmental body that may

(c)      materially or adversely affect the transactions contemplated by this Agreement or which may affect any portion of the Premises.
(d)      Seller has not knowingly released or disposed of any "Hazardous Substance" (as defined below) on, in or from the Premises and Seller is, to the best of its knowledge, not aware of the release or disposal of any Hazardous Substance on, in or from the Premises at any time by anyone else.  The term "Hazardous Substance" as used herein means any material, the generation, storage, handling, release, transportation or disposal of which is regulated by any federal, state or local law or regulation.
(e)      Seller has no actual knowledge of any pending or threatened actions or proceeding regarding condemnation of the Premises or any part thereof.
12.      MISCELLANEOUS.
(a)      Time.  Time is of the essence hereof.
(b)      Notices.  Except as expressly provided to the contrary in this Agreement, all notices, demands and other communications hereunder shall be in writing and shall be given by electronic mail to Seller: Tom Hanson (thanson@bssn.com), Danny Swindler (DSwindler@camdennational.com), and if to Purchaser: Daniel Daigneault (dan.daigneault@thefirst.com) and David Champoux (dchampoux@pierceatwood.com), with a copy to Seller and Purchaser at their addresses set forth in the preamble to this Agreement sent by registered mail, return receipt requested.  All notices shall be deemed to have been duly given if the electronic mail time stamp is prior to the expiration date and time specified herein.  Attorneys are authorized to give notices on behalf of their clients.  Either party may change the notice electronic mail addresses and certified mail notice addresses for purposes of this subparagraph by giving the other party notice of the new address in the manner described herein.
(c)      Assignment.  Purchaser's rights under this Agreement may be assigned to an entity controlled by or under common control with Purchaser, but Purchaser shall remain liable under this Agreement notwithstanding any such assignment.  This Agreement will inure to the benefit of and bind the respective successors and assigns of Seller and Purchaser.
(d)      Entire Agreement.  This Agreement constitutes the entire agreement between Seller and Purchaser with respect to the sale of the Premises, and there are no representations, warranties, agreements or understandings between the parties except as set forth herein.

(e)      Construction.  This Agreement shall be governed by and construed in accordance with the laws of Maine, without taking into account choice of law principles.  If any provision of this Agreement is determined to be invalid or unenforceable, it shall not affect the validity or enforcement of the remaining provisions hereof.
(f)      Confidentiality.  Seller and Purchaser agree not to disclose the terms and conditions of this Agreement to any persons except lawyers, accountants, financial advisors, lenders, appraisers, and consultants to the parties; provided, however, that either party shall not be liable hereunder with respect to any disclosure to the extent such disclosure is required pursuant to legal process or requirements.
(g)      Counterpart Execution.  This Agreement may be executed in one or more counterparts signatures, and together the signed counterparts shall be deemed to be a fully-executed contract.
[Signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first above written.

WITNESS:                                                 Seller: Camden National Bank

_____________________________                                                        By:______________________________
Name:
Title:

Purchaser: The First, N.A.

_____________________________                                                        By:______________________________
Name: Title:

Exhibit A
PARCEL OF LAND AND BUILDING LOCATED IN THE STATE OF MAINE, COUNTY OF PENOBSCOT, WITH AN ADDRESS OF 145 EXCHANGE STREET, BANGOR, MAINE 04401 CURRENTLY OWNED BY CAMDEN NATIONAL BANK AND HAVING A TAX ASSESSOR MAP/LOT NUMBER OF 049-223.

Exhibit B
ATMs
ATM (hard drive will be removed)
Furniture and Fixtures
Carpets
Ceiling Fans
Check Desks
Greeter/Host Stations
Lamps
Lighting
Media Fixture Millwork
Shelving
Teller Stools
Technology and Related Equipment
The Seller recognizes the need to maintain the current information technology wiring and cabling infrastructure currently in place for the Purchaser. With this in mind, the Seller will not pull or cut any wire, cable or fiber. The Seller will use reasonable efforts to maintain current wall and network terminations ready for the Purchaser to attach their network and computer equipment.
Security and Fire Systems
Fire Extinguishers
Fire Monitoring Equipment
Key Box/Keys (Banking Center)
Security Bullet Resistant (BR) Glass
Security Cameras, Hold up buttons, Alarm Panel, Motion Detector, Alarm Key Pads
Security Sensors
Vault and Related Equipment

Night Drop Equipment (Properly sealed)
Pneumatic Tubes and Carrier
Portable Vaults/Refrigerator Safes and Combinations
Undercounter Teller Steel
Vault and Vault Door
Signage and Merchandising
Door Vinyls - generic
Interior Signage
Letter sets, box signs or any other signage affixed inside branch
Merchandising Fixtures - Generic
Other Equipment
Appliances
Coffee Makers (non-vendor supplied)
Waste Baskets
Window Coverings

Exhibit C
Please see the attached Parking Lease.

Exhibit D
Please see the attached Lease.

Exhibit E

Form of Tenant Estoppel
The undersigned, being the tenant (the "Tenant") under the lease, as amended and modified (the "Lease") attached hereto as Exhibit A, hereby certifies, represents and warrants to ___________________., a _______________ ("Seller") and ________________, a ___________ ("Purchaser"), their respective successors, assigns and lenders, as follows and acknowledges that this certification, representation and warranty is being relied upon by Seller and Purchaser in connection with Purchaser's acquisition of that certain property known as ____________ situated in ________________________ (the "Property"):
1.      The undersigned is a tenant of the building known as the Property pursuant to a lease dated __________. The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease, is in full force and effect without amendment or modification of any kind except as attached hereto and there are no other agreements, understandings or commitments between Seller and Tenant relating to the premises demised to Tenant under the Lease (the "Premises").
2.      The Premises are located on the _____ floor of the building and contain ____ square feet.
3.      The term of the Lease commenced on ___________________ and ends on _______________________ subject to ________________ option(s) to renew for __________ years, as set forth in the Lease.
4.      The base monthly rent is $____________, and has been paid through  .  Base rent [is] [is not] subject to increase as follows:_________________________________.
5.      The amount of the security deposit is $, which has not been returned to Tenant or any other party for the benefit of Tenant.
6.      As of the date of this Certificate, to the best of Tenant's knowledge, the Seller has performed all obligations required of it pursuant to the Lease; there are no offsets, counterclaims, or defenses of the Tenant against the Seller; and no events have occurred that would constitute a basis for such offsets, counterclaims or defenses upon the lapse of item, the giving of notice or both.
7.      The Premises, or any part thereof, have not been nor are they currently being sublet, nor has there been an assignment by Tenant of the Lease, or any rights therein, to any party, in each instance except as otherwise permitted under the Lease.
8.      The Tenant is not in any respect in default under the Lease and no event exists which with the giving of notice, the passage of time or both would be a default by Tenant under the Lease.
9.      To the best of Tenant's knowledge, no default or event of default by Seller exists under the Lease and Tenant has no current claims nor has made any claims within the prior twelve (12) months (including claims of off-set, defense or counterclaims) against Seller alleging Seller's default under the Lease.
10.      There have been no prepayments of rental, additional rentals, or other charges for more than thirty (30) days in advance.
11.      The undersigned is duly authorized and fully qualified to execute this instrument on behalf of Tenant.
IN WITNESS WHEREOF, Tenant has caused this instrument to be executed under seal, this____ day of _____________, 2012.
TENANT:
By:                    __________
Name:
Its:
[Corporate Seal]